CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion within Exhibit 23(k)(i) to this Oppenheimer Principal Protected Trust III Registration Statement on Form N-1A, of our report dated March 26, 2009, relating to the financial statements of Main Place Funding, LLC, for the year ended December 31, 2008, which also are included within such Exhibit.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

December 28, 2009